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                                                                   EXHIBIT 10.31

                     BUTTREY FOOD AND DRUG STORES COMPANY
                              601 6th Street S.W.
                          Great Falls, Montana 59404

                                August 29, 1996



Joseph H. Fernandez
President and Chief Executive Officer
Buttrey Food and Drug Stores Company
601 6th Street S.W.
Great Falls, Montana 59404

          Re: Third Amendment to Employment Agreement dated as of March 1, 1993 entered into among Buttrey Food and Drug Stores Company, Buttrey Food and Drug Company and Joseph H. Fernandez,
               as amended on March 10, 1995 and April 24, 1995
               -----------------------------------------------

Dear Joe:

          Reference is made to that certain Employment Agreement dated as of March 1, 1993 entered into among Buttrey Food and Drug Stores Company, a Delaware corporation ("Holding"), Buttrey Food and Drug Company, a Delaware corporation (the "Company"), and yourself, as amended on March 10, 1995 and April 24, 1995 (the "Employment Agreement"). The purpose of this letter is to further amend the Employment Agreement in certain ways in order to memorialize certain actions recently taken by the Boards of Directors of Holding and the Company (the "Board") with respect to your employment. Upon your execution of this letter where indicated, the Employment Agreement will be amended further as follows:

          1. The parties acknowledge and the Employment Agreement is hereby amended to extend its term until March 1, 2001. In addition, subject to the other terms and conditions set forth herein and in the Employment Agreement, the Employment Agreement is hereby amended at Section 1 to reflect that your position is, effective upon action by the Board taken this date, Chairman of the Board, President and Chief Executive Officer of Holding and the Company.
Holding and the Company hereby agree to continue to employ you, and you agree to be employed by Holding and the Company, as Chairman of the Board, President and Chief Executive Officer of Holding and the Company, for a term commencing as of September 1, 1993 and continuing until the earlier of March 1, 2001 or the date such employment shall have been terminated as provided in the Employment Agreement.

          2. Beginning on September 1, 1996, the salary to be paid to you by the Company will be at the annual rate of $350,000 for each 12 month period of the term of the
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Joseph H. Fernandez
August 29, 1996
Page 2


Employment Agreement remaining, prorated for any portion thereof, and payable in substantially equal monthly installments on or before the last day of each monthly period with respect to each such period, less required withholdings, and that this salary level shall still be subject to annual review as provided in
Section 3 of the Employment Agreement.

          3. Your "Target Bonus" under the Company's key management Incentive Plan (or any successor plan) shall be set at 80% of your annual salary from time to time (as fixed in accordance with the terms of such Plan).

          4. Subsection (e) of Section 4 of the Employment Agreement is hereby amended by adding at the end thereof the following additional language:

          "or; (v) a "Change of Control" (as defined herein) shall have a occurred; provided that the Executive shall exercise his right to terminate this Agreement under this clause (v) not later than 30 days after the Change of Control has occurred. For purposes of this subsection "Change of Control" shall mean any of the following: (i) a successful tender offer for greater than 50% of the outstanding capital stock of the Holding; (ii) a sale of all or substantially all of the assets of Holding or the Company; or (iii) a merger or consolidation of Holding or the Company with any other corporation in which the stockholders of Holding or the Company, as the case may be, immediately preceding such merger or consolidation will not hold a majority of the outstanding capital stock of the surviving corporation (whether or not Holding or the Company is the surviving corporation) immediately after such merger."

          5. The following proviso shall be added to the end of the first sentence of subparagraph (h) of Section 4 of the Employment Agreement:

          "; provided, however, that the aggregate amount payable to and benefits received or to be received by Executive under this Agreement and under all other existing or future agreements or arrangements that would be considered "parachute payments" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), shall in no event exceed one dollar less than the amount that would trigger the application of the excise tax imposed by Section 4999 of the Code on such payments or benefits."
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Joseph H. Fernandez
August 29, 1996
Page 3

          6. Section 6 of the Employment Agreement is amended by modifying the first two clauses of the first sentence thereof to read as follows:

                    "If the Executive is terminated by the Company for cause in accordance with subsection 4(b) hereof, or if the Executive terminates his employment other than for "good reason" in accordance with clauses
          (i)-(iv) (but not clause (v)) of subsection 4(e) hereof,..."

          7. Section 6 of the Employment Agreement is amended further by adding as a new last sentence the following:

          "Notwithstanding anything contained in this Agreement to the contrary, in the event that Executive terminates his employment for "good reason" in accordance with clause (v) of subsection 4(e) hereof, the term "the Company" as used in this Section 6 shall refer only to Holding and its wholly-owned subsidiary, Buttrey Food and Drug Company ("Buttrey") prior to such Change of Control (as defined in clause
          (v)), and not to any successor into which Holding and Buttrey shall merge or consolidate or to which all or substantially all of their respective businesses or assets shall be transferred in any manner in connection with such Change of Control."

          8. Subsection (a) of Section 11 of the Employment Agreement is hereby amended by adding the following introductory clause to the first sentence thereof to read as follows:

                    "Subject to the last sentence of Section 6 of this Agreement, . . ."

          Except as set forth above, all other provisions of the Employment Agreement, as previously amended, shall remain in full force and effect, including without limitation, Section 3 and Section 4 of the Employment Agreement relating to your compensation and to your rights and obligations upon the termination of your employment with Holding and the Company.
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Joseph H. Fernandez
August 29, 1996
Page 4

          Please indicate your agreement with and acceptance of the terms of this letter by executing in the space provided below and returning this letter to us.

          This letter may be executed in counterparts, each of which when taken together with the others shall constitute one and the same instrument.

                              BUTTREY FOOD AND DRUG
                              STORES COMPANY


                              By:    /s/ Wayne S. Peterson
                                    ------------------------
                                    Wayne S. Peterson
                                    Vice President, Chief Financial Officer and
                                    Secretary


                              BUTTREY FOOD AND DRUG COMPANY


                              By:    /s/ Wayne S. Peterson
                                    -------------------------
                                    Wayne S. Peterson
                                    Vice President, Chief Financial Officer and
                                    Secretary


THE FOREGOING TERMS AND CONDITIONS
OF THIS LETTER ARE HEREBY AGREED TO
AND ACCEPTED.


 /s/ Joseph H. Fernandez           Dated:   8/29/96
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Joseph H. Fernandez